UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): July 9, 2018

AMERI Holdings, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-38286	95-4484725
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5000 Research Court, Suite 750, Suwanee, Georgia		30024
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (770) 935-4152

(Former Name or Former Address, If Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.02	Termination of a Material Definitive Agreement.

Termination of Loan Agreement with Sterling National Bank

On July 9, 2018, AMERI Holdings, Inc., a Delaware corporation (the “Company”), received a Notice of Default and Acceleration of Obligations (the “Notice”) from Sterling National Bank (the “Lender”) in connection with the Loan and Security Agreement, dated as of July 1, 2016, by and among the Lender, the Company, the Company’s wholly-owned subsidiaries Ameri and Partners Inc and BellSoft, Inc. as borrowers (the “Borrowers”), the Company and its wholly-owned subsidiaries Linear Logics, Corp. and Winhire Inc serving as guarantors (the “Guarantors”), and the Company’s Chief Executive Officer (as a validity guarantor), as amended (the “Loan Agreement”). Capitalized terms used in this report without definition are defined in the Loan Agreement. The Notice asserts Events of Default resulting from the Company’s failure to comply with certain financial covenants set forth in the Loan Agreement and the impaired financial condition of the Company.

In the Notice, the Lender declares that all amounts due in respect of the Loans shall be due and payable on August 31, 2018 (the “Termination Date”), and the Borrowers are required to pay the Lender all amounts due as Obligations on or before the Termination Date. As of July 11, 2018, $4.1 million was outstanding under the Loan Agreement, which is secured by substantially all of the Borrowers’ assets, including the Company’s accounts receivable.

Until the Termination Date, the Lender will continue to fund the Revolving Loans to the Borrowers at its discretion; however, the Lender may decline to advance funds to the Borrowers at any time in its sole discretion. It is anticipated that, on the Termination Date, the Commitments shall terminate and no further Loans, advances or other extensions of credit will be made to or for the benefit of the Borrowers.

If the Obligations are not satisfied by the Termination Date, all outstanding Obligations will bear interest at the Default Rate under the Loan Agreement and may exercise any or all of its rights and remedies under the Loan Documents, including foreclosing on any and all Collateral. While the Notice does not state that the Lender is presently exercising, or will exercise prior to the Termination Date, its rights and remedies available upon an Event of Default, it reserves its right to do so at any time in its sole discretion. The exercise of certain remedies may have a material adverse effect on the liquidity, financial condition and results of operations of the Company and could cause the Company to become bankrupt or insolvent.

The Company’s Current Report on Form 8-K dated July 7, 2016 includes a more complete description of the Loan Agreement, including the Loan Agreement as an exhibit to such report, and it is incorporated herein by reference.

Entry into Term Sheet for Replacement Financing

The Company has signed a term sheet with a financial institution for a $5 million senior secured facility which would replace the Revolving Loans. There can be no assurances that the Company will be able to enter into a definitive credit agreement prior to the Termination Date, or at all.

On July 13, 2018, the Company issued a press release titled “Ameri100 Executes Term Sheet for New Credit Facility.” The press release is attached hereto as Exhibit 99.1 to this Current Report on Form 8-K. The information included in Exhibit 99.1 is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to liabilities of that Section, unless the registrant specifically states that the information is to be considered “filed” under the Exchange Act or incorporates it by reference into a filing under the Exchange Act or the Securities Act of 1933, as amended.

Item 2.04	Triggering Events That Accelerate or Increase a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement.

The information provided in Item 1.02 of this Current Report on Form 8-K is hereby incorporated by reference into this Item 2.04.

Item 9.01	Financial Statements and Exhibits.

(d)       Exhibits

Exhibit No.	Description

99.1	Press Release dated July 13, 2018

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press Release dated July 13, 2018

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

July 13, 2018	AMERI HOLDINGS, INC.

	By:	/s/ Viraj Patel
		Name:	Viraj Patel
		Title:	Chief Financial Officer